UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive, Sisters, Oregon		97759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 670-6796

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, the Compensation Committee of the Board of Directors of Laird Superfood, Inc. (the “Company”) approved a form of annual cash incentive plan (the “Bonus Plan”). The Company’s Chief Executive Officer, Chief Financial Officer, other full-time executives and key employees are eligible to participate in the Bonus Plan, subject to the discretion of the Compensation Committee. The Bonus Plan provides participants the opportunity to earn an annual cash payment based on the achievement of pre-established performance goals. A copy of the Bonus Plan is filed herewith as Exhibit 10.1.

Also on March 4, 2021, the Compensation Committee adopted performance goals and target payment amounts relating to the 2021 fiscal year. The 2021 performance goals consist of achieving net revenue targets (weighted at 75%), gross margin targets (weighted at 15%), and the demonstration of certain Company values (weighted at 10%). The threshold, target and maximum payments, expressed as a percentage of annual base salary, for each of the Company’s named executive officers under the 2021 bonus plan are as follows:

	Threshold/Target Payment	Maximum Payment
Paul Hodge President and Chief Executive Officer	50%	100%
Valerie Ells Chief Financial Officer	50%	100%

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Laird Superfood, Inc. Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021	Laird Superfood, Inc.

	By:	/s/ Valerie Ells
	Name:	Valerie Ells
	Title:	Chief Financial Officer